Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2018 Financial Results and

Full-Year 2019 Guidance

Fourth-Quarter 2018 Highlights
•Q4 orders of $485.7 million and revenue of $515.3 million
•Adjusted EBITDA of $31.1 million •Diluted earnings per share from continuing operations of $(2.20) which includes a non-cash goodwill impairment charge of $(2.31), $0.16 on an adjusted basis
Full-Year 2018 Highlights

•Full-year orders of $1,910.7 million and revenue of $1,846.8 million

•Adjusted EBITDA of $116.2 million

•Diluted earnings per share from continuing operations of $(1.88), $0.64 on an adjusted basis

•Non-GAAP adjusted operating cash flow of $40.1 million

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), a leading global manufacturer of cranes and lifting solutions, today reported fourth-quarter diluted earnings per share (“DEPS”) on a GAAP basis of $(2.20) and $0.16 on an adjusted basis.

Fourth-quarter orders of $485.7 million decreased 22% from the comparable period in 2017.  Backlog totaled $670.6 million at December 31, 2018, an increase of 11%, from the prior year ending backlog of $606.6 million.

Fourth-quarter 2018 net sales were $515.3 million versus $481.5 million in the comparable period in 2017. The year-over-year revenue increase was primarily attributable to improved demand in the Americas, driven by higher shipments of cranes for the commercial construction and energy end markets. This was partially offset by lower demand in the Benelux and Middle-East regions, coupled with unfavorable changes in foreign currency exchange rates.

The Company reported non-GAAP adjusted net income from continuing operations(1) of $5.8 million, or $0.16 per diluted share in the fourth-quarter versus a loss of $(5.3) million, or $(0.15) per diluted share in 2017. On a GAAP basis, the fourth-quarter net loss from operations was $(78.3) million, or $(2.20) per diluted share, which includes a non-cash goodwill impairment charge of $82.2 million, or $(2.31) per share. Non-GAAP adjusted EBITDA(1) for the fourth-quarter 2018 was $31.1 million compared to $23.7 last year, a $7.4 million or 31% improvement.

Full-year 2018 orders totaled $1,910.7 million, a 3% increase year-over-year. Full-year revenue increased $265.5 million, or 17%, year-over-year to $1,846.8 million. Adjusted EBITDA was $116.2 million, and 6.3% of net sales. This represents an improvement of 157-basis points over the prior year. Non-GAAP adjusted operating cash flow(1) was $40.1 million for the full-year, and non-GAAP DEPS(1) increased $0.91 during 2018, to $0.64.

“The Manitowoc team again delivered excellent results in the fourth quarter, marking the seventh consecutive quarter of year-over-year adjusted EBITDA percentage improvement,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc. “For the year we delivered a double-digit increase in sales, a 157-basis point improvement in adjusted EBITDA margin, while increasing our cash by nearly 20% in a challenging market. Our strategy is driving continued, measurable improvement in our performance. While we encountered significant headwinds and tough comparables during 2018, the team successfully rose to the challenge and I am extremely proud of the results,” said Pennypacker.

“Our results and outlook demonstrate how our strategic priorities are delivering ever-improving results. We will continue to provide our customers with the type of cranes they need to increase their return on invested capital. This will be evident with our new product introductions at the bauma trade show in April 2019. By continuing to focus on the fundamental principles of The Manitowoc Way, we are well positioned to deliver strong results in 2019 and beyond,” concluded Pennypacker.

Full-Year 2019 Guidance

•	Revenue – Approximately $1.85 billion to $1.95 billion;
•	Adjusted EBITDA – Approximately $125 million to $145 million;
•	Depreciation - Approximately $37 million to $39 million;
•	Restructuring expense - Approximately $12 million to $15 million;
•	Interest expense - Approximately $28 million to $32 million, excluding debt refinancing costs;
•	Income tax expense - Approximately $12 million to $16 million, excluding discrete items, and;
•	Capital expenditures - Approximately $35 million.

The Company provides guidance on a non-GAAP basis as there is uncertainty in the timing and magnitude of future charges that would be included in the reported GAAP results.

Investor Conference Call

On Friday, February 8th, 2019, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its fourth-quarter 2018 earnings results and full-year 2019 outlook during a live conference call for security analysts and institutional investors. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lifting solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2018, Manitowoc’s net sales totaled $1.8 billion, with over half generated outside the United States.

Footnote

(1)Non-GAAP adjusted net income (loss) from continuing operations, non-GAAP adjusted EBITDA (“adjusted EBITDA”), non-GAAP adjusted operating cash flow, and non-GAAP adjusted DEPS are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	unanticipated changes in revenues, margins, costs, and capital expenditures;
•	the ability to increase operational efficiencies across Manitowoc’s businesses and to capitalize on those efficiencies;
•	the ability to significantly improve profitability;
•	the risks associated with growth or contraction;
•	changes in raw material and commodity prices;
•	foreign currency fluctuation and its impact on reported results and hedges in place with Manitowoc;
•	the ability to focus on customers, new technologies, and innovation;
•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth; and
•	risks and factors detailed in Manitowoc's 2017 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and twelve months ended December 31, 2018 and 2017

($ in millions, except share data)

CONDENSED STATEMENT OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net sales	$515.3	$481.5	$1,846.8	$1,581.3
Cost of sales	426.1	400.3	1,518.7	1,299.4
Gross profit	89.2	81.2	328.1	281.9
Operating costs and expenses:
Engineering, selling and administrative expenses	67.0	66.5	251.6	245.3
Asset impairment expense	82.2	0.1	82.6	0.1
Amortization of intangible assets	0.1	0.1	0.3	0.8
Restructuring expense	1.9	5.9	12.9	27.2
Other operating expense - net	—	0.1	—	0.1
Total operating costs and expenses	151.2	72.7	347.4	273.5
Operating income (loss)	(62.0)	8.5	(19.3)	8.4
Other expense:
Interest expense	(9.8)	(9.8)	(39.1)	(39.2)
Amortization of deferred financing fees	(0.4)	(0.5)	(1.8)	(1.9)
Other expense - net	(2.9)	(2.8)	(11.5)	(6.8)
Total other expense	(13.1)	(13.1)	(52.4)	(47.9)
Loss from continuing operations before income taxes	(75.1)	(4.6)	(71.7)	(39.5)
Provision (benefit) for income taxes	3.2	(40.2)	(4.8)	(49.5)
Income (loss) from continuing operations	(78.3)	35.6	(66.9)	10.0
Discontinued operations:
Loss from discontinued operations, net of income taxes	—	(0.3)	(0.2)	(0.6)

Net income (loss)	$(78.3)	$35.3	$(67.1)	$9.4

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$(2.20)	$1.01	$(1.88)	$0.28
Loss from discontinued operations, net of income taxes	—	(0.01)	(0.01)	(0.02)
BASIC INCOME (LOSS) PER COMMON SHARE	$(2.20)	$1.00	$(1.89)	$0.26

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$(2.20)	$0.98	$(1.88)	$0.28
Loss from discontinued operations, net of income taxes	—	(0.01)	(0.01)	(0.02)
DILUTED INCOME (LOSS) PER COMMON SHARE	$(2.20)	$0.97	$(1.89)	$0.26

Weighted average shares outstanding - Basic	35,587,023	35,181,685	35,513,162	35,111,594
Weighted average shares outstanding - Diluted	35,587,023	36,211,371	35,513,162	35,854,902

In the first-quarter of 2018, the Company adopted Accounting Standards Update (“ASU”) 2017-07 “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” Under ASU 2017-07 the service component of pension costs is included in Engineering, Selling and Administrative expenses while the other components of pension costs are included in Other Income (Expense) – Net on the income statement. This ASU was applied retrospectively by adjusting the prior period financial statements.

MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of December 31, 2018 and December 31, 2017

($ in millions)

CONDENSED BALANCE SHEET

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$140.3	$123.0
Accounts receivable - net	171.8	179.2
Inventories - net	453.1	400.6
Notes receivable - net	19.4	31.1
Other current assets	58.3	56.5
Total current assets	842.9	790.4
Property, plant and equipment - net	288.9	303.7
Intangible assets - net	350.9	443.4
Other long-term assets	59.2	70.3
TOTAL ASSETS	$1,541.9	$1,607.8
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$425.2	$375.8
Short-term borrowings and current portion of long-term debt	6.4	8.2
Product warranties	39.1	35.5
Customer advances	9.6	12.7
Product liabilities	16.3	20.8
Total current liabilities	496.6	453.0
Non-current liabilities:
Long-term debt	266.7	266.7
Other non-current liabilities	177.3	210.6
Total non-current liabilities	444.0	477.3
Stockholders’ equity	601.3	677.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,541.9	$1,607.8

MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the twelve months ended December 31, 2018 and 2017

($ in millions)

CONDENSED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(67.1)	$9.4
Depreciation	36.1	38.1
Asset impairment expense	82.6	0.1
Other non-cash adjustments - net	(1.0)	(32.1)
Accounts receivable	(553.4)	(435.5)
Inventories	(72.7)	51.1
Notes receivable	18.6	18.8
Other assets	3.2	4.0
Accounts payable	56.5	27.1
Accrued expenses and other liabilities	(15.6)	(5.2)
Net cash used for operating activities of continuing operations	(512.8)	(324.3)
Net cash used for operating activities of discontinued operations	(0.2)	(0.6)
Net cash used for operating activities	(513.0)	(324.9)
Cash flows from investing activities:
Capital expenditures	(31.7)	(28.9)
Proceeds from fixed assets	13.0	7.0
Cash receipts on sold accounts receivable	553.1	402.8
Other	—	0.4
Net cash provided by investing activities of continuing operations	534.4	381.3
Net cash provided by (used for) investing activities of discontinued operations	—	—
Net cash provided by investing activities	534.4	381.3
Cash flows from financing activities:
Proceeds from (payments on) long-term debt- net	(3.8)	(10.7)
Payments on notes financing - net	—	(4.7)
Exercise of stock options	2.5	5.7
Net cash used for financing activities of continuing operations	(1.3)	(9.7)
Net cash provided by (used for) financing activities of discontinued operations	—	—
Net cash used for financing activities	(1.3)	(9.7)
Effect of exchange rate changes on cash	(2.8)	2.4
Net increase in cash, cash equivalents and restricted cash	$17.3	$49.1

In the first-quarter of 2018, the Company adopted ASU No. 2016-15 – “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” Under ASU 2016-15 cash collections related to the deferred purchase price from the Company’s accounts receivable securitization program are recorded as cash flows from investing. Previously, cash collections related to the deferred purchase price were recorded as cash flows from operating activities. This ASU was applied retrospectively by adjusting the prior period financial statements.

Non-GAAP Financial Measures

Non-GAAP Items

Non-GAAP adjusted net income (loss) from continuing operations, non-GAAP adjusted EBITDA (“adjusted EBITDA”), non-GAAP adjusted operating cash flow, and non-GAAP adjusted DEPS are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Non-GAAP Adjusted Net Income (Loss) and Income (Loss) Per Share from Continuing Operations
($ in millions, except share data)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss) from continuing operations	$(78.3)	$35.6	$(66.9)	$10.0
Special items, net of income tax:
Asset impairment	82.2	0.1	82.5	0.1
Loss on long-term Dong Yue receivable	—	—	2.7	—
Restructuring expense	1.9	5.4	12.4	26.5
Pension settlement charge	—	—	4.5	—
Tax valuation allowance and one-time income tax items	—	(46.4)	(12.3)	(46.4)
Non-GAAP adjusted net income (loss) from continuing operations	$5.8	$(5.3)	$22.9	$(9.8)

Diluted earnings per share (DEPS) from continuing operations	$(2.20)	$0.98	$(1.88)	$0.28
Special items, net of income tax:
Asset impairment	2.31	—	2.32	—
Loss on long-term Dong Yue receivable	—	—	0.08	—
Restructuring expense	0.05	0.15	0.35	0.74
Pension settlement charge	—	—	0.12	—
Tax valuation allowance and one-time tax items	—	(1.28)	(0.35)	(1.29)
Diluted non-GAAP adjusted DEPS from continuing operations	$0.16	$(0.15)	$0.64	$(0.27)

Non-GAAP Adjusted Operating Cash Flow
($ in millions)
	Year Ended December 31,
	2018	2017
Net cash used for operating activities:	$(513.0)	$(324.9)
Cash receipts on sold accounts receivable	553.1	402.8
Non-GAAP adjusted operating cash flow:	40.1	77.9

Adjusted EBITDA and Non-GAAP Adjusted Operating Income

The company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, plus an addback of certain restructuring and other charges. The reconciliation of GAAP net income (loss) from continuing operations to adjusted EBITDA and non-GAAP adjusted operating income for the current quarter and year-to-date periods, as well as the comparable periods from the prior year, is as follows ($ in millions):

	Three Months Ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net income (loss) from continuing operations	$(78.3)	$35.6	$(66.9)	$10.0
Interest expense and amortization of deferred financing fees	10.2	10.3	40.9	41.1
Provision (benefit) for income taxes	3.2	(40.2)	(4.8)	(49.5)
Depreciation expense	8.9	9.0	36.1	38.1
Amortization of intangible assets	0.1	0.1	0.3	0.8
EBITDA	(55.9)	14.8	5.6	40.5
Restructuring expense	1.9	5.9	12.9	27.2
Asset impairment expense	82.2	0.1	82.6	0.1
Loss on long-term Dong Yue receivable	—	—	3.6	—
Other expense - net (1)	2.9	2.9	11.5	6.9
Adjusted EBITDA	31.1	23.7	116.2	74.7
Depreciation expense	(8.9)	(9.0)	(36.1)	(38.1)
Non-GAAP adjusted operating income	22.2	14.7	80.1	36.6
Restructuring expense	(1.9)	(5.9)	(12.9)	(27.2)
Loss on long-term Dong Yue receivable	—	—	(3.6)	—
Asset impairment expense	(82.2)	(0.1)	(82.6)	(0.1)
Amortization of intangible assets	(0.1)	(0.1)	(0.3)	(0.8)
Other operating expense - net	—	(0.1)	—	(0.1)
GAAP operating income (loss)	$(62.0)	$8.5	$(19.3)	$8.4

Adjusted EBITDA margin percentage	6.0%	4.9%	6.3%	4.7%
Non-GAAP adjusted operating income margin percentage	4.3%	3.1%	4.3%	2.3%
(1)	Other expense - net includes foreign currency transaction (gains) losses and other miscellaneous items.

For more information:

Ion Warner

VP, Marketing and Investor Relations

414-760-4805